SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                          May 14, 2002 (May 1, 2002)
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               Date of Report (Date of earliest event reported)

                     American Lawyer Media Holdings, Inc.
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            (Exact Name of Registrant as Specified in its Charter)

          Delaware              333-50119                13-3980412
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   (State or Other         (Commission File No.)      (I.R.S. Employer
    Jurisdiction of                                   Identification No.)
    Incorporation)

   345 Park Avenue South
   New York, New York                                10010
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   (Address of Principal                           (Zip Code)
    Executive Offices)

                                (212) 779-9200
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             (Registrant's telephone number, including area code)

                                     None
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         (Former Name or Former Address, if Changed Since Last Report)



Item 2.  Acquisition or Disposition of Assets

         Except as expressly indicated or unless the context otherwise requires, "American Lawyer Media Holdings", "we", "our", or "us" means American Lawyer Media Holdings, Inc., a Delaware corporation, and its subsidiaries.

         On May 1, 2002, we completed our acquisition of Law.com, Inc., a Delaware corporation ("Law.com"), and provider of Web content and seminars for the legal industry. Prior to our acquisition of Law.com, Law.com's RealLegal legal applications services business was spun off as a new entity, RealLegal, LLC, to the shareholders of Law.com.

         We acquired Law.com through the acquisition of all of the 1,707,790 shares of outstanding common stock of Law.com from U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Industrial and Financial Investments Co. and Kuwait Financial Centre, S.A.K. in exchange for an aggregate of 120,030 shares of our common stock, par value $0.01 per share. The amount of consideration was determined based on independent third party valuations undertaken in March 2002 of our equity and of the Web content and seminar businesses of Law.com. U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P. and their affiliates own substantially all of our common stock.

         After completion of the acquisition of Law.com, we contributed all the outstanding shares of capital stock of Law.com to American Lawyer Media, Inc., our wholly-owned subsidiary, as a capital contribution. Law.com and its subsidiaries will operate as subsidiaries of American Lawyer Media Holdings.

         A copy of the press release announcing the transaction is attached as
Exhibit 99.1 to this report and incorporated by reference herein.

Item 5. Other Events and Regulation FD Disclosure

         On May 1, 2002, we, The New York Law Publishing Company and American Lawyer Media, Inc. entered into a credit agreement, dated as of May 1, 2002, with General Electric Capital Corporation ("GECC") and the lenders signatory thereto in accordance with which GECC will provide our operating subsidiary, The New York Law Publishing Company, with a $40 million revolving credit facility. The credit facility replaces our existing bank facilities and proceeds from the credit lines will be used to refinance existing indebtedness, provide working capital and finance capital expenditures. The obligations of The New York Law Publishing Company under the credit agreement are guaranteed by us, American Lawyer Media, Inc. and all of our domestic subsidiaries and are secured by all of the personal property and assets of us and our domestic subsidiaries (including the stock of all of our domestic subsidiaries) and 65% of the stock of our first-tier foreign subsidiaries. The term of the credit agreement is 60 months.

         A copy of the press release announcing the credit agreement is attached as Exhibit 99.2 to this report and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired

         The financial information required by this Item 7(a) will be filed by an amendment to this Form 8-K not later than 60 days after May 15, 2002, the date that this report was required to be filed.

         (b)      Pro Forma Financial Statements

         The financial information required by this Item 7(a) will be filed by an amendment to this Form 8-K not later than 60 days after May 15, 2002, the date that this report was required to be filed.

        (c)      Exhibits

         Exhibit 2.1       Stock Purchase Agreement dated as of May 1,
                           2002, by and among American Lawyer Media Holdings, Inc., Law.com, Inc., U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Industrial and Financial Investments Co. and Kuwait Financial Centre, S.A.K.

         Exhibit 10.1 Credit Agreement dated as of May 1, 2002 among The New York Law Publishing Company, American Lawyer Media Holdings, Inc. and American Lawyer Media, Inc., as Credit Parties, The Lenders Signatory thereto from time to time, as Lenders, and General Electric Capital Corporation, as Agent and Lender

         Exhibit 99.1 Press Release dated May 1, 2002: American Lawyer Media Expands with Integration of Law.com Online Content and Seminar Businesses

        Exhibit 99.2 Press Release dated May 1, 2002: American Lawyer Media Finalizes $40MM Credit Line with General Electric Capital Corporation



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMERICAN LAWYER MEDIA HOLDINGS, INC.


                                By: /s/ Stephen C. Jacobs
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                                Stephen Jacobs
                                Chief Financial Officer

Date:  May 14, 2002

                                 EXHIBIT INDEX


        Exhibit No.        Description

        2.1 Stock Purchase Agreement dated as of May 1, 2002, by and among American Lawyer Media Holdings, Inc., Law.com, Inc., U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Industrial and Financial Investments Co. and Kuwait Financial Centre, S.A.K.

        10.1 Credit Agreement dated as of May 1, 2002 among The New York Law Publishing Company, American Lawyer Media Holdings, Inc. and American Lawyer Media, Inc., as Credit Parties, The Lenders Signatory thereto from time to time, as Lenders, and General Electric Capital Corporation, as Agent and Lender

        99.1 Press Release dated May 1, 2002: American Lawyer Media Expands with Integration of Law.com Online Content and Seminar Businesses

        99.2 Press Release dated May 1, 2002: American Lawyer Media Finalizes $40MM Credit Line with General Electric Capital Corporation